  Exhibit 10.1

Extension of Employment Agreement

This Extension of Employment Agreement (the “Extension Agreement”) is made and entered into this 12th day of December 2013 (the “Extension Date”), by and between DCB Financial Corp, a registered bank holding company (“DCBF”), and its wholly-owned subsidiary The Delaware County Bank and Trust Company (“DCB&T”; collectively with DCBF, the “Bank” herein), an Ohio-chartered FDIC-insured non-member bank, and Ronald J. Seiffert, an individual currently residing at 7570 Wills Run Lane, Blacklick, Ohio (“Executive”). The Bank and Executive will be referred to collectively herein sometimes as the “Parties”.

WHEREAS, the Bank and Executive are parties to a certain Employment Agreement dated the 29th day of September, 2011 (the “Employment Agreement”), the terms and conditions of which are incorporated herein by reference, and

WHEREAS, the Parties desire to extend the Term of the Employment Agreement for an additional two-year period commencing January 1, 2014 (the “First Extended Term”), as provided in section 2 of the Employment Agreement upon the same terms and conditions set forth in the Employment Agreement and subject to the modifications and revisions set forth in this Extension Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and in the Employment Agreement, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	The foregoing recitals are incorporated herein by reference.
2.	Except as otherwise expressly provided herein, capitalized terms contained in this Extension Agreement have the same meaning as in the Employment Agreement.
3.	The First Extended Term is hereby deemed an Extended Term as defined in the Employment Agreement.
4.	Section 4(e) of the Employment Agreement is hereby terminated.
5.	Section 5(b) of the Employment Agreement is hereby amended and revised for the First Extended Term to read in its entirety as set forth in Exhibit A attached hereto and incorporated herein by reference.

6.	Section 5(c) of the Employment Agreement is hereby amended and revised for the First Extended Term to provide that reference to the phrase “one times the average of the annual total Base Salary” shall be “three times the average of the annual total Base Salary”.

7.	Except as expressly amended hereby, each and every of the other terms and conditions of the Employment Agreement shall remain in full force and effect for the First Extended Term.

IN WITNESS WHEREOF, the Parties have entered into this Extension Agreement on the day and year first above written.

DCB Financial Corp

/s/ Vicki J. Lewis
By: Vicki J. Lewis
Its: Chairperson

/s/ Adam Stevenson
By: Adam Stevenson
Its: Director and Chair of the Compensation Committee

The Delaware County Bank & Trust Company

/s/ Vicki J. Lewis
By: Vicki J. Lewis
Its: Chairperson

/s/ Adam Stevenson
By: Adam Stevenson
Its: Director and Chair of the Compensation Committee

Executive:

/s/ Ronald J. Seiffert
Ronald J. Seiffert

Exhibit A

Section 5(b) of the Employment Agreement is hereby amended and revised for the First Extended Term to read in its entirety as follows:

b. Other than Just Cause. If the Bank terminates Executive’s employment hereunder for any reason other than Just Cause, and unless Executive’s employment is terminated or suspended pursuant to subsections c., d., e., or f. herein (which shall govern in the instances described therein), Executive will be entitled to receive continuation of his Base Salary, in an amount equal to the average of the annual total Base Salary paid to the Executive for the last two calendar years in which he was employed by the Bank, payable in equal monthly payments subject to taxes and other appropriate withholding, for a period commencing on the date of termination and ending upon the later to occur of one year from the date of termination or termination of the Extended Term then in effect, but in no event longer than two years from the date of termination, provided, however, that (i) each monthly payment will be reduced by the amount of wages or other compensation for services rendered earned by Executive during the preceding month from sources other than the Bank and (ii) Executive must use reasonable efforts to obtain employment or other work and, upon the Bank’s request, provide documentation of such efforts to the Bank’s satisfaction.